UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 20, 2007 (November 14, 2007)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2007, a wholly owned subsidiary of EV Energy Partners, L.P., entered into a definitive purchase and sale agreement with EnerVest Appalachia, L.P. (the “Seller”) to acquire certain natural gas properties in West Virginia from Seller for a total purchase price of $59.5 million. The acquisition, which is expected to close around the end of 2007, is subject to customary closing conditions and purchase price adjustments. A wholly owned subsidiary of EnerVest, Ltd. is the general partner of the general partner of EV Energy Partners, and another wholly owned subsidiary of EnerVest, Ltd. is the general partner of the Seller.

Item 2.02 Results of Operations and Financial Condition.

The following information is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On November 14, 2007, the Partnership issued a press release announcing its third quarter 2007 results and additional commodity price hedges. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 7.01 Regulation FD.

A copy of the press release announcing the acquisition referred to in Item 1.01 is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. This press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Items 2.01 and 7.01.)

(d)	Exhibits.

99.1 99.2	News Release of EV Energy Partners, L.P. dated November 14, 2007 News Release of EV Energy Partners, L.P. dated November 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2007	EV Energy Partners, L.P.

	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

99.1 99.2	News Release of EV Energy Partners, L.P. dated November 14, 2007 News Release of EV Energy Partners, L.P. dated November 19, 2007